Exhibit 1A-15.1

Table I. Experience Raising Funds

Offerings Closed Within the Last Three Years

	The Jax 2022	Aviator 2022	Chronos	LACH	The Jax 2019
	Project One	Project Six	Project Two	Project Three	Project Four
Date Offering Closed	Apr-22	Mar-22	Feb-20	Oct-19	Sep-19
Duration of Offering in Months	2	2	2	1	2
Months to Invest 90% of Amount Raised
Total Equity Amount	$17,550,000	$11,775,000	$53,461,435	$5,610,500	$9,950,000
Amount Offered (and Raised)	$534,500	$1,525,000	$600,000	$4,580,000	$995,000
Deductions
Selling commissions retained by affiliates	$0	$0	$0	$84,000	$0
Organizational and Offering Expenses	$10,000	$80,000	$145,000	$63,350	$83,315
Reserves	$0	$0	$0	$0	$0
Amount Available for Investment	$524,500	$1,445,000	$455,000	$4,432,650	$911,685
Acquisition Cost
Purchase Price of Real Estate	$53,452,000	$48,000,000	$149,650,000	$15,930,000	$40,450,000
Cost of Renovations and Improvements	$3,249,157	$465,000	$2,178,000	$185,938	$3,240,604
Acqusition Fees	$534,520	$700,000	$1,496,500	$79,652	$303,375
Debt	$40,550,000	$33,935,000	$103,338,000	$11,180,000	$35,500,000
Percent Leverage	76%	70%	69%	70%	88%

Table II. Compensation to Sponsor During Last Three Years

	Aviator	Chronos	LACH	The Jax 2019
	Project One	Project Two	Project Three	Project Four
Date Offering Closed	Mar-22	Jan-20	Oct-19	Sep-19
Amount Raised	$11,775,000	$53,461,435	$5,610,500	$9,950,000
Reg D Offering Amount	$1,525,000	$600,000	$4,580,000	$995,000
Fees Paid to Sponsor from Offering Proceeds
Acquisition Fees	$700,000	$1,496,500	$79,652	$303,375
Real Estate Commissions	0	0	0	0
Reimbursement of Expenses	$80,000	$145,000	$63,350	$83,315
Other
Fees Paid to Sponsor from Operations
Property Management Fees	$0	$818,162	$143,506	$293,556
Partnership Management Fees	$0	$398,730	$45,869	$101,859
Distributions of “Promoted Interest”	$0	$0	$7,452	$0
Reimbursement of Expenses	$0	$0	$0	$0
Leasing Commissions	$0	$0	$0	$0
Other
Gross Sales and Refinancings of Property	$0	$94,009,119	$0	$18,560,963
Fees Paid to Sponsor from Sales and Refinancings
Commissions	$0	$0	$0	$0
Disposition Fees	$0	$0	$0	$133,625
Distributions of “Promoted Interest”	$0	$9,187,401	$0	$1,596,922
Reimbursement of Expenses	$0	$20,500	$0	$0

Table III. Operating Results

Operating Results for _2021_
	Project One	Project Two	Project Three	Project Four
Gross Operating Income	4,979,379	426,997	552,725	867,836
Tax Deductions	(3,477,120)	708,426	Not yet available	4,723,301
Taxable Income from operations	5,791,649	(4,537,562)	Not yet available	(13,555,956)
Net Cash From Operations	(97,878,746)	167,069	(131,390)	10,467,061
Gains from Sales of Property	(4,661,425)	N/A	N/A	N/A
Net Cash From Property Sales	39,703,475	N/A	N/A	N/A
Net Cash from Refinancing of Property	N/A	N/A	N/A	874,561
Distributions to Investors Per $10,000 Invested
Return of Capital	15,607	0	0	1,000
From Operations	553	592	87	697
From Sales	15,607	N/A	N/A	N/A
From Refinancings	N/A	N/A	N/A	1,000

Operating Results for _2021_
	Project Five	Project Six	Project Seven	Project Eight
Gross Operating Income	721,385	884,951	277,698	36,752
Tax Deductions	3,476,675	2,616,939	248,915	Not yet available
Taxable Income from operations	(6,238)	(890,227)	(344,650)	Not yet available
Net Cash From Operations	395,254	(511,423)	(13,816,887)	(7,915,638)
Gains from Sales of Property	N/A	N/A	(666,671)	Not yet available
Net Cash From Property Sales	N/A	N/A	5,944,082	2,185,058
Net Cash from Refinancing of Property	N/A	N/A	N/A	N/A
Distributions to Investors Per $10,000 Invested
Return of Capital	0	0	18,846	10,000
From Operations	826	126	0	0
From Sales	N/A	N/A	18,846	10,000
From Refinancings	N/A	N/A	N/A	N/A

Operating Results for _2021_
Project Nine
Gross Operating Income	(44,641)
Tax Deductions	1,979,643
Taxable Income from operations	(445,681)
Net Cash From Operations	(10,155,122)
Gains from Sales of Property	4,779,883
Net Cash From Property Sales	3,817,986
Net Cash from Refinancing of Property	N/A
Distributions to Investors Per $10,000 Invested
Return of Capital	15,672
From Operations	0
From Sales	15,672
From Refinancings	N/A

Operating Results for _2020_
	Project One	Project Two	Project Three	Project Four
Gross Operating Income	151,141	309,528	858,506	1,505,558
Tax Deductions	159,473	Not yet available	2,710,967	1,533,200
Taxable Income from operations	30,237	(257,490)	(951,914)	(54,812)
Net Cash From Operations	11,307,393	32,346,096	(766,919)	3,842,677
Gains from Sales of Property	N/A	N/A	N/A	N/A
Net Cash From Property Sales	N/A	N/A	N/A	N/A
Net Cash from Refinancing of Property	N/A	N/A	N/A	N/A
Distributions to Investors Per $10,000 Invested
Return of Capital	0	0	0	5,477
From Operations	61	123	86	819
From Sales	N/A	N/A	N/A	N/A
From Refinancings	N/A	N/A	N/A	5,477

Operating Results for _2020_
	Project Five	Project Six	Project Seven	Project Eight
Gross Operating Income	951,814	100,171	45,878	490,008
Tax Deductions	2,556,821	1,311,637	1,318,831	1,236,017
Taxable Income from operations	(540,832)	(551,733)	(547,042)	(282,624)
Net Cash From Operations	30,783,272	139,616	(303,093)	396,814
Gains from Sales of Property	N/A	N/A	N/A	N/A
Net Cash From Property Sales	N/A	N/A	N/A	N/A
Net Cash from Refinancing of Property	N/A	N/A	N/A	N/A
Distributions to Investors Per $10,000 Invested
Return of Capital	0	0	0	0
From Operations	520	36	0	407
From Sales	N/A	N/A	N/A	N/A
From Refinancings	N/A	N/A	N/A	N/A

Operating Results for _2020_
Project Nine
Gross Operating Income	382,055
Tax Deductions	1,188,733
Taxable Income from operations	(377,265)
Net Cash From Operations	681,746
Gains from Sales of Property	N/A
Net Cash From Property Sales	N/A
Net Cash from Refinancing of Property	N/A
Distributions to Investors Per $10,000 Invested
Return of Capital	0
From Operations	0
From Sales	N/A
From Refinancings	N/A

Operating Results for _2019_
	Project Two	Project Three	Project Four	Project Five
Gross Operating Income	151,141	309,528	858,506	1,505,558
Tax Deductions	159,473	Not yet available	2,710,967	1,533,200
Taxable Income from operations	30,237	(257,490)	(951,914)	(54,812)
Net Cash From Operations	11,307,393	32,346,096	(766,919)	3,842,677
Gains from Sales of Property	N/A	N/A	N/A	N/A
Net Cash From Property Sales	N/A	N/A	N/A	N/A
Net Cash from Refinancing of Property	N/A	N/A	N/A	N/A
Distributions to Investors Per $10,000 Invested
Return of Capital	0	0	0	5,477
From Operations	61	123	86	819
From Sales	N/A	N/A	N/A	N/A
From Refinancings	N/A	N/A	N/A	5,477

Operating Results for _2019_
	Project Six	Project Seven	Project Eight	Project Nine
Gross Operating Income	951,814	100,171	45,878	490,008
Tax Deductions	2,556,821	1,311,637	1,318,831	1,236,017
Taxable Income from operations	(540,832)	(551,733)	(547,042)	(282,624)
Net Cash From Operations	30,783,272	139,616	(303,093)	396,814
Gains from Sales of Property	N/A	N/A	N/A	N/A
Net Cash From Property Sales	N/A	N/A	N/A	N/A
Net Cash from Refinancing of Property	N/A	N/A	N/A	N/A
Distributions to Investors Per $10,000 Invested
Return of Capital	0	0	0	0
From Operations	520	36	0	407
From Sales	N/A	N/A	N/A	N/A
From Refinancings	N/A	N/A	N/A	N/A

Operating Results for _2018_
	Project Four	Project Five	Project Six	Project Seven
Gross Operating Income	442,993	921,770	(795,300)	113,748
Tax Deductions	1,173,994	1,520,524	3,706,073	428,893
Taxable Income from operations	(385,376)	100,706	(2,327,968)	(122,288)
Net Cash From Operations	22,739,795	(132,004)	(1,843,654)	12,549,972
Gains from Sales of Property	N/A	N/A	N/A	N/A
Net Cash From Property Sales	N/A	N/A	N/A	N/A
Net Cash from Refinancing of Property	N/A	N/A	N/A	N/A
Distributions to Investors Per $10,000 Invested
Return of Capital	0	0	0	0
From Operations	238	1,212	0	79
From Sales	N/A	N/A	N/A	N/A
From Refinancings	N/A	N/A	N/A	N/A

Operating Results for _2018_
	Project Eight	Project Nine
Gross Operating Income	5,621	453,948
Tax Deductions	1,360,517	1,483,312
Taxable Income from operations	(683,435)	(624,692)
Net Cash From Operations	(822,687)	(164,021)
Gains from Sales of Property	N/A
Net Cash From Property Sales	N/A	N/A
Net Cash from Refinancing of Property	N/A	N/A
Distributions to Investors Per $10,000 Invested
Return of Capital	0	0
From Operations	27	258
From Sales	N/A	N/A
From Refinancings	N/A	N/A

Operating Results for _2017_
	Project Five	Project Six	Project Eight	Project Nine
Gross Operating Income	478,935	(490)	(64,351)	172,900
Tax Deductions	688,538	2,466,609	1,061,332	2,235,336
Taxable Income from operations	23,633	(1,094,362)	(707,646)	(1,616,832)
Net Cash From Operations	13,245,516	29,421,830	8,691,088	(1,088,548)
Gains from Sales of Property	N/A	N/A	N/A	N/A
Net Cash From Property Sales	N/A	N/A	N/A	N/A
Net Cash from Refinancing of Property	N/A	N/A	N/A	N/A
Distributions to Investors Per $10,000 Invested
Return of Capital	0	0	0	0
From Operations	683	0	178	368
From Sales	N/A	N/A	N/A	N/A
From Refinancings	N/A	N/A	N/A	N/A

Table IV. Completed Programs

Programs that Have Completed Operations Within the Last Five Years

	Chronos Porfolio	5 Fifty	Highland Cross	Cypress Ridge	Midcrown	Club Creek	Arlington Farms
	Project One	Project Two	Project Three	Project Four	Project Five	Project Six	Project Seven
Date Offering Closed	Jan-20	Sep-18	Apr-17	Oct-16	Oct-14	Nov-15	Oct-08
Amount Offered and Raised	$53,461,000	$4,150,000	$5,050,000	$5,650,000	$2,505,000	$3,700,000	$1,215,000
Reg D Offering Amount	$600,000	$830,000		$565,000	$1,950,000	$2,712,000
Cost of Real Estate Purchased	$149,650,000	$15,950,000	$11,700,000	$13,050,000	$6,702,000	$11,000,000	$5,605,000
Cost of Renovations	$2,178,000	$1,280,000	$1,936,200	$1,484,700	$2,223,800	$1,050,000	$130,000
Date Property Was Sold	Nov-21	Jul-21	Jul-21	Jul-21	Sep-19	Jul-18	Dec-17
Net Proceeds of Sale	$94,009,119	$7,931,118	$2,017,347	$7,749,040	$4,193,130	$7,111,000	$2,711,190
Total Distributions to Investors Per $10,000 Invested	$16,800	$18,900	$10,500	$16,900	$15,000	$17,500	$18,000
IRR To Investors Over Life of Program	37%	24%	1%	13%	10%	25%	8%

Table V. Sales of Property Within Last Three Years

	Chronos Porfolio	5 Fifty	411 Highland Cross	Cypress Ridge	Midcrown
	Project One	Project Two	Project Three	Project Four	Project Five
Date Property Purchased	Jan-20	Sep-18	Apr-17	Oct-16	Oct-14
Date Property Sold	Nov-21	Jul-21	Jul-21	Jul-21	Sep-19
Sold to Related Party	No	No	No	No	No
Total Cost of Property, Including Improvements	$159,135,626	$17,230,000	$14,750,000	$5,650,000	$8,925,800
Gross Selling Price of Property	$202,446,927	$22,750,000	$17,300,000	$18,000,000	$13,050,000
Net Proceeds After Costs	$94,009,119	$7,931,118	$2,017,347	$7,749,040	$4,193,130
Original Mortgage Financing	$103,338,000	$14,040,000	$9,700,000	$9,787,500	$8,160,000
Mortgage Balance At Time of Sale	$100,512,236	$14,040,000	$9,555,005	$8,954,210	$7,383,680
Mortgage Taken Back by Seller	N/A	N/A	N/A	N/A	N/A

Table VI. Purchases of Property Within Last Three Years

	Chronos Porfolio	The Jax	Metra Portfolio
	Project One	Project Two	Project Three
Date Property Purchased	Feb-20	Sep-19	Jun-19
Type of Property	Garden Style	Garden Style	Garden Style
Gross Leaseable Square Feet	992,692	329,218	506,684
Total Cost of Property, Including Improvements	$159,135,626	$45,514,465	$56,595,627
Mortgage Financing	$103,338,000	$35,500,000	$39,021,000